As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUDIOCODES LTD.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6 Ofra Haza Street, Park Naimi Building A
Or Yehuda 6032303, Israel	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

AudioCodes Ltd. 2008 Equity Incentive Plan, as amended

(Full title of the plan)

AudioCodes Inc.

80 Kingsbridge Road

Piscataway, New Jersey 08854

(Name and address of agent for service)

+1-888-586-4743

(Telephone number, including area code, of agent for service)

Copy to:
Julia A. Thompson	Itamar Rosen, Adv.	Aaron M. Lampert Daniel Kahn
Latham & Watkins LLP	Chief Legal Officer and Company Secretary	Goldfarb Gross Seligman & Co.
555 11th Street, NW	AudioCodes Ltd.	Azrieli Center, Round Tower
Suite 1000	6 Ofra Haza Street, Park Naimi Building A	Tel Aviv 6701101, Israel
Washington, DC 20004	Or Yehuda 6032303, Israel	Telephone: (972) 3-6074444
Telephone: (202) 637-2200	Telephone: (972)-3-976-4099	Facsimile: (972) 3-6074566
Facsimile: (202) 637-2201	Facsimile: (972) 3-976-4044

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 ordinary shares, nominal value NIS 0.01 per share (“Ordinary Shares”), of AudioCodes Ltd. (the “Registrant”) for issuance pursuant to awards under the AudioCodes Ltd. 2008 Equity Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of (i) the Registrant’s Registration Statement on Form S-8 (File No. 333-160330), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2009, to register 2,009,122 Ordinary Shares for issuance pursuant to awards under such Plan, (ii) the Registrant’s Registration Statement on Form S-8 (File No. 333-170676), filed with the Commission on November 18, 2010, to register an additional 2,000,000 Ordinary Shares for issuance pursuant to awards under such Plan, (iii) the Registrant’s Registration Statement on Form S-8 (File No. 333-190437), filed with the Commission on August 7, 2013, to register an additional 2,000,000 Ordinary Shares for issuance pursuant to awards under such Plan, (iv) the Registrant’s Registration Statement on Form S-8 (File No. 333-210438), filed with the Commission on March 29, 2016, to register an additional 2,000,000 Ordinary Shares for issuance pursuant to awards under such Plan, (v) the Registrant’s Registration Statement on Form S-8 (File No. 333-230388), filed with the Commission on March 19, 2019, to register an additional 2,000,000 Ordinary Shares for issuance pursuant to awards under such Plan, and (vi) the Registrant’s Registration Statement on Form S-8 (File No. 333-264535), filed with the Commission on April 28, 2022, to register an additional 2,000,000 Ordinary Shares for issuance pursuant to awards under such Plan are each incorporated herein by reference. Effective March 30, 2026, the Registrant amended the Plan to increase the number of Ordinary Shares that may be issued under the Plan to 14,009,122 Ordinary Shares from 12,009,122 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the Registrant are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025; and

●	the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 0-30070) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 21, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit No.	Description
1.1

Amended and Restated Memorandum of Association of Registrant (incorporated herein by reference to Registrant’s Report on Form 6-K (File No. 000-30070), filed with the Commission on September 15, 2020).

1.2	Amended and Restated Articles of Association of Registrant (incorporated herein by reference to Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025).

4.1	AudioCodes Ltd. 2008 Equity Incentive Plan (incorporated herein by reference to Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008).

4.2	Amendment to AudioCodes Ltd. 2008 Equity Incentive Plan, dated October 19, 2010 (incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-170676), filed with the Commission on November 18, 2010).

4.3	Amendment No. 2 to AudioCodes Ltd. 2008 Equity Incentive Plan, dated July 29, 2013 (incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-190437), filed with the Commission on August 7, 2013).

4.4	Amendment No. 3 to AudioCodes Ltd. 2008 Equity Incentive Plan, dated January 1, 2016 (incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-210438), filed with the Commission on March 29, 2016).

4.5	Amendment No. 4 to AudioCodes Ltd. 2008 Equity Incentive Plan, dated March 19, 2019 (incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-230388), filed with the Commission on March 19, 2019).

4.6	Amendment No. 5 to AudioCodes Ltd. 2008 Equity Incentive Plan, dated April 28, 2022 (incorporated herein by reference to Registrant’s Registration Statement on Form S-8 (File No. 333-264535), filed with the Commission on April 28, 2022).

4.7	Amendment No. 6 to AudioCodes Ltd. 2008 Equity Incentive Plan, dated March 30, 2026.

5.1	Opinion of Goldfarb Gross Seligman & Co.

23.1	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

24.1	Power of Attorney (on signature page).

107	Filing Fees

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Or Yehuda, Israel, on March 30, 2026.

AUDIOCODES LTD.

By:	/s/ Shabtai Adlersberg
Shabtai Adlersberg
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, SHABTAI ADLERSBERG and NIRAN BARUCH, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doron Nevo	Chairman of the Board of Directors and Director	March 30, 2026
Doron Nevo

/s/ Shabtai Adlersberg	President, Chief Executive Officer and Director	March 30, 2026
Shabtai Adlersberg	(Principal Executive Officer)

/s/ Niran Baruch	Vice President of Finance and Chief Financial Officer	March 30, 2026
Niran Baruch	(Principal Financial and Accounting Officer)

/s/ Joseph Tenne	Director	March 30, 2026
Joseph Tenne

/s/ Itay Makov	Director	March 30, 2026
Itay Makov

/s/ Zehava Simon	Director	March 30, 2026
Zehava Simon

/s/ Stanley B. Stern	Director	March 30, 2026
Stanley B. Stern

/s/ Shira Fayans Birenbaum	Director	March 30, 2026
Shira Fayans Birenbaum

Authorized Representative in the United States: March 30, 2026

AUDIOCODES INC.

By:	/s/ Shabtai Adlersberg
Shabtai Adlersberg
President and Chief Executive Officer

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